Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Broadstone Net Lease, Inc.

Broadstone Net Lease, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Broadstone Net Lease, Inc.

Fees to be Paid	Equity	Common Stock, par value $0.00025 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Equity	Depositary Shares, representing Preferred Stock	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Depositary Shares	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Warrants (3)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Other	Rights	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be Paid	Debt	Guarantees of Debt Securities (5)(6)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Broadstone Net Lease, LLC

Fees to be Paid	Debt	Debt Securities (5)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Broadstone Net Lease, Inc.

Fees to be Paid	Equity	Common Stock, par value $0.00025 per share	Rule 457(o)	(1)	(1)	$400,000,000.00	0.0001476	$59,040.00

Fees Previously Paid		—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$400,000,000.00		$59,040.00

	Total Fees Previously Paid							$43,640.00

	Total Fee Offsets							$15,431.00

	Net Fee Due							$43,609.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Broadstone Net Lease Inc.	424(b)(5)	333-257317	August 23, 2021		$15,431.00(7)	Equity	Common Stock	(6)	$145,400,000.00

Fee Offset Source	Broadstone Net Lease Inc.	424(b)(5)	333-257317		August 23, 2021						$15,431.00(7)

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. We will determine these amounts from time to time in connection with issuances of securities registered under this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.

(2)

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a “pay-as-you-go” basis.

(3)	The warrants covered by this registration statement may be warrants for common stock, preferred stock or depositary shares.

(4)	Broadstone Net Lease, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Broadstone Net Lease, LLC.

(5)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

(6)	Amount of unsold securities was calculated based on the maximum aggregate offering price pursuant to Rule 457(o).

(7)

On August 23, 2021, the registrant filed a prospectus supplement to a base prospectus contained in a prior registration statement on Form S-3 (File No. 333-257317) in connection with the 2021 “at-the-market” offering program (the “2021 ATM Prospectus”) and owed a filing fee of $43,640.00 to register the offer of up to $400,000,000 of the registrant’s common stock, which was paid in full by the registrant on the date thereof. $145,400,000 of the amount of shares registered in connection with the 2021 ATM Prospectus remain unsold as of the termination of that offering. Pursuant to Rule 457(p) under the Securities Act, filing fees of $15,431.00 in the aggregate offering price of unsold securities that were initially registered pursuant to the 2021 ATM Prospectus are being carried forward, which are offset against the $59,040.00 of registration fees due for this offering. The balance of the registration fee, $43,609.00, is being paid herewith.